                                                                     EXHIBIT 3.1

                                     DELAWARE  PAGE 1

                                 The first State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "VOCUS, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2004, AT 11:42 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                        [SEAL]         Harriet Smith Windsor, Secretary of State
     3064835 8100                      AUTHENTICATION: 3562760

     040921035                                   DATE: 12-20-04

                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 11:45 AM 12/20/2004
                                                     FILED 11:42 AM 12/20/2004
                                                   SRV 040921035 - 3064835 FILE

                                  VOCUS, INC.
                             A DELAWARE CORPORATION

                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                        Pursuant to Sections 242 and 245
                        of the General Corporation Law of
                              the State of Delaware

      Vocus, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

      FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 1, 1999. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 20, 2000 which was subsequently restated with the filing of that certain Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 15, 2001, as amended by that certain Certificate of Amendment to the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 30, 2003.

      SECOND: The Fourth Amended and Restated Certificate of Incorporation, in the form attached hereto as Exhibit A, has been duly adopted by the unanimous written consent of the Board of Directors of the Corporation and the written consent of the stockholders of the Corporation in accordance with and pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      THIRD: The Fourth Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by reference.

      IN WITNESS WHEREOF, the Corporation has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by the Secretary this 20th day of December, 2004.

                                                         /s/ Robert Lentz
                                                         -----------------------
                                                         Robert Lentz, Secretary

                                                                       EXHIBIT A

                           FOURTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                    ARTICLE I

      Name. The name of this Corporation is Vocus, Inc. (the "CORPORATION").

                                   ARTICLE II

      Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801 and the name of the registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

      Purpose. The nature of the business of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted under such law and the other laws of the State of Delaware.

                                   ARTICLE IV

      Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 61,158,041 in the designated classes and series as follows:

                      Class                          Number of Shares
------------------------------------------------     ----------------
Common Stock, $.01 par
value per share ("COMMON STOCK")                        40,000,000

Preferred Stock, $.01 par
value per share ("PREFERRED STOCK")                     21,158,041

      Comprised of:

Series A Convertible Preferred Stock, $.01
par value per share ("SERIES A PREFERRED STOCK")         5,158,628

Series B Convertible Preferred Stock, $.01
par value per share ("SERIES B PREFERRED STOCK")        10,754,021

Series C Convertible Preferred Stock, $.01
par value per share ("SERIES C PREFERRED STOCK")         5,245,392

The following is a statement of the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

      A. Common Stock.

            1. General. The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of Preferred Stock of any series.

            2. Voting. The holders of the Common Stock are entitled to one vote for each share held at each meeting of stockholders of the Corporation (and all written actions in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. There shall be no cumulative voting and at any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the purpose of electing directors by holders of the Common Stock.

            3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as, if and when determined by the Board of Directors of the Corporation (the "BOARD") and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

            4. Liquidation. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

      B. Preferred Stock. The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

            1. Original Purchase Price; Original Issue Date and Rank. The issuance price of the Series A Preferred Stock shall be $0.3877 per share (the "SERIES A ORIGINAL PURCHASE PRICE"). The date on which the first share of Series A Preferred Stock was issued shall hereinafter be referred to as the "SERIES A ORIGINAL ISSUE DATE" The issuance price of the Series B Preferred Stock shall be $1.618 per share (the "SERIES B ORIGINAL PURCHASE PRICE"). The date on which the first share of Series B Preferred Stock was issued shall hereinafter be referred to as the "SERIES B ORIGINAL ISSUE DATE." The issuance price of the Series C Preferred Stock shall be $2.2879 per share (the "SERIES C ORIGINAL PURCHASE PRICE"). The date on which the first share of Series C Preferred Stock was issued shall hereinafter be referred to as the "SERIES C ORIGINAL ISSUE DATE." The Series A, B and C Preferred Stock shall rank senior to the Common Stock and any other capital stock of the Corporation ranking junior to the Series A, B and C Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

            2. Dividends.

                  (a) Subject to the satisfaction in full of the preferential rights of the holders of Series C Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive as, if and when declared by the Board, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, cumulative dividends ("CUMULATIVE DIVIDENDS"), which shall accrue at the rate per annum of 10% of the Series A Original Purchase Price, as adjusted for stock splits, stock dividends, recapitalizations, combinations, reclassifications and similar events (each, an "ADJUSTMENT") which affect such shares of Series A Preferred Stock. The Cumulative Dividends on each share of Series A Preferred Stock shall begin to accrue as of the date of issuance of such share. Cumulative Dividends will accrue regardless of whether there are profits, surplus or other funds of the Corporation legally available for payment of dividends. Dividends shall be payable pro rata for partial-year periods. Cumulative Dividends shall be payable if, as and when declared by the Board. Cumulative Dividends shall not be payable upon conversion of the Series A Preferred Stock in accordance with the terms of Sections B.5 or B.6 hereof.

                  (b) Subject to the satisfaction in full of the preferential rights of the holders of Series C Preferred Stock, the holder of shares of Series B Preferred Stock shall be entitled to receive as, if and when declared by the Board, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, Cumulative Dividends, which shall accrue at the rate per annum of 8% of the Series B Original Purchase Price, as adjusted for any Adjustment which affects such shares of Series B Preferred Stock. The Cumulative Dividends on each share of Series B Preferred Stock shall begin to accrue as of the original date of issuance of such share, which date shall be set forth on the back of the certificate representing such share of Series B Preferred Stock and identified thereon as the "ORIGINAL ISSUE DATE," and shall be referred to herein as the "ORIGINAL ISSUE DATE." The same Original Issue Date for any certificate representing share(s) of Series B Preferred Stock shall be set forth on any other certificate representing share(s) of Series B Preferred Stock which is issued (i) in any reissue for any existing Series B Preferred Stock certificate, or (ii) on or with respect to any existing share of Series B Preferred Stock. Cumulative Dividends will accrue regardless of whether there are profits, surplus or other funds of the Corporation legally available for payment of dividends. Dividends shall be payable pro rata for partial-year periods. Cumulative Dividends shall be payable if, as and when declared by the Board of Directors. Cumulative Dividends shall not be payable upon conversion of the Series B Preferred Stock in accordance with the terms of Sections B.5 or B.6 hereof.

                  (c) The holder of shares of Series C Preferred Stock shall be entitled to receive as, if and when declared by the Board, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Series A Preferred Stock, Series B Preferred Stock or Common Stock, Cumulative Dividends, which shall accrue at the rate per annum of 8% of the Series C Original Purchase Price, as adjusted for any Adjustment which affects such shares of Series C Preferred Stock. The Cumulative Dividends on each share of Series C Preferred Stock shall begin to accrue as of the date of issuance of such share. Cumulative Dividends will accrue regardless of whether there are profits, surplus or other funds of the Corporation legally available for payment of dividends. Dividends shall be payable pro rata for partial-year periods. Cumulative Dividends shall be payable if, as and when declared by the Board of Directors. Cumulative Dividends shall not be payable upon conversion of the Series C Preferred Stock in accordance with the terms of Sections B.5 or B.6 hereof.

                  (d) No dividends shall be declared or paid upon the Common Stock or other securities ranking junior to the Series A, B or C Preferred Stock unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series A, B and C Preferred Stock, and the Cumulative Dividends are declared and paid concurrently on the Series A, B and C Preferred Stock.

                  (e) No dividend shall be paid on or declared and set apart for the shares of any series of Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefore, shall be paid on or declared and set apart for the shares of all other such series of Preferred Stock.

            3. Liquidation, Dissolution or Winding Up.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation (a "LIQUIDATION"), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings (the "CORPORATE ASSETS") shall be distributed as follows:

                        (i) First, before any distribution of assets shall be made to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock, the holder of each share of Series C Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the greater of: (A) the Series C Original Purchase Price (subject to Adjustment), plus all dividends, including the Cumulative Dividends, accrued but unpaid on such share up to the date of distribution of the assets of the Corporation (the "SERIES C LIQUIDATION PREFERENCE"); or (B) the amount such holder would have received if such holder held Common Stock on an as-converted basis. If upon the occurrence of a Liquidation, the Corporate Assets shall be insufficient to pay the holders of shares of Series C Preferred Stock the full Series C Liquidation Preference, the holders of shares of Series C Preferred Stock and any class or series of stock ranking on liquidation on parity with the shares of Series C Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                        (ii) Second, before any distribution of assets shall be made to the holders of Common Stock, the holder of each share of Series A or B Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the greater of: (A) two times the Series A Original Purchase Price (subject to Adjustment) or two times the Series B Original Purchase Price (subject to Adjustment), as applicable, plus all dividends, including the Cumulative Dividends, accrued but unpaid on such share up to the date of distribution of the assets of the Corporation (the "SERIES A OR B LIQUIDATION PREFERENCE." as applicable); or (B) the amount such holder would have received if such holder held Common Stock on an as-converted basis. If upon the occurrence of a Liquidation, the Corporate Assets shall be insufficient to pay the holders of shares of Series A and B Preferred Stock the full Series A and B Liquidation Preference, the holders of shares of Series A and B Preferred Stock and any class or series of stock ranking on liquidation on parity with the shares of Series A and B Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                        (iii) Third, after distribution of the Series A, B and C Liquidation Preference, the remaining Corporate Assets shall be distributed among the holders of Common Stock on a pro rata basis.

                  (b) The merger or consolidation of the Corporation into or with another corporation (except if the Corporation is the surviving entity) or other similar transaction or series of related transactions (including share exchanges) in which 50% or more of the voting power of the Corporation is disposed of, or the sale of all or substantially all the assets of the Corporation, shall be deemed to be a Liquidation for purposes of this Section 3 unless each of (i) the holders of a majority of the then outstanding shares of Series A Preferred Stock acting by vote or consent as a separate group, (ii) the holders of a majority of the then outstanding shares of Series B Preferred Stock and (iii) the holders of a majority of the then outstanding shares of Series C Preferred Stock acting as a separate group by vote or consent, elect otherwise by giving written notice thereof to the Corporation at least three days before the effective date of such event. The amount deemed distributed for purposes of determining the Series A, B and C Liquidation Preference for the holders of shares of Series A, B and C Preferred Stock, respectively, upon any such transaction deemed to be a Liquidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board

                  (c) Written notice of such Liquidation, stating a payment date, the Series A, B and C Liquidation Preference and the place where said Series A, B and C Liquidation Preference shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series A, B and C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

            4. Voting.

                  (a) Each holder of outstanding shares of Series A, B and C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A, B and C Preferred Stock held of record by such holder are convertible, subject to Adjustment, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law and by the provisions of Sections B.4(b) and B.4(c) below, the holders of shares of Series A, B and C Preferred Stock shall vote together with the holders of Common Stock as a single class.

                  (b) So long as at least 25% of the Series A Preferred Stock outstanding as of the Series A Original Issue Date is outstanding, the Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of 60% of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                        (i) authorize or issue any other class or series of stock on parity with or senior to the Series A Preferred Stock, reclassify any outstanding shares or class or series of stock to be on parity with or senior to the Series A Preferred Stock or take other actions adversely affecting the rights, powers or privileges of the Series A Preferred Stock;

                        (ii) amend, alter or repeal any provision of this Fourth Amended and Restated Certificate of Incorporation (this "CHARTER") or the Bylaws of the Corporation whereby doing so adversely affects the rights, powers, preferences or privileges of, or increases the authorized number of shares of, the Series A Preferred Stock;

                        (iii) effectuate a Liquidation;

                        (iv) effect a merger that results in a change of control, reorganization, sale or license of the Corporation or substantially all of its assets; or

                        (v) declare or pay any dividends on any class or series of stock (other than a dividend payable solely in shares of Common Stock) or repurchase or acquire any shares of its capital stock, or the capital stock of any subsidiary of the Corporation, if any, other than repurchases approved by the Board or made pursuant to the provisions in Section B.7 below.

Any such actions taken without the required consent or affirmative vote of the holders of the Series A Preferred Stock shall be void ab initio.

                  (c) So long as at least 25% of the Series B Preferred Stock outstanding as of the Series B Original Issue Date is outstanding, the Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of 75% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                        (i) authorize or issue any other class or series of stock on parity with or senior to the Series B Preferred Stock, reclassify any outstanding shares or class or series of stock to be on parity with or senior to the Series B Preferred Stock, or take other actions adversely affecting the rights, powers or privileges of the Series B Preferred Stock;

                        (ii) amend, alter or repeal any provision of this Charter or the Bylaws of the Corporation whereby doing so adversely affects the rights, powers, preferences or privileges of, or increases the authorized number of shares of, the Series B Preferred Stock;

                        (iii) effectuate a Liquidation;

                        (iv) effect a merger that results in a change of control, reorganization, sale or license of the Corporation or substantially all of its assets; or

                        (v) declare or pay any dividends on any class or series of stock (other than a dividend payable solely in shares of Common Stock) or repurchase or acquire any shares of its capital stock, or the capital stock of any subsidiary of the Corporation, if any, other than repurchases approved by the Board or made pursuant to the provisions in Section B.7 below.

Any such actions taken without the required consent or affirmative vote of the holders of the Series B Preferred Stock shall be void ab initio.

                  (d) So long as at least 25% of the Series C Preferred Stock outstanding as of the Series C Original Issue Date is outstanding, the Corporation shall not, without first obtaining the written consent or affirmative vote of the holders of 75% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class:

                        (i) authorize or issue any other class or series of stock on parity with or senior to the Series C Preferred Stock, reclassify any outstanding shares or class or series of stock to be on parity with or senior to the Series C Preferred Stock, or take other actions adversely affecting the rights, powers or privileges of the Series C Preferred Stock;

                        (ii) amend, alter or repeal any provision of this Charter or the Bylaws of the Corporation whereby doing so (A) adversely affects the rights, powers, preferences or privileges of, or increases the authorized number of shares of, the Series C Preferred Stock, or (B) increases the authorized number of shares of any other class of Preferred Stock;

                        (iii) effectuate a Liquidation;

                        (iv) effect a merger that results in a change of control, reorganization, sale or license of the Corporation or substantially all of its assets; or

                        (v) declare or pay any dividends on any class or series of stock (other than a dividend payable solely in shares of Common Stock) or repurchase or acquire any shares of its capital stock, or the capital stock of any subsidiary of the Corporation, if any, other than repurchases approved by the Board or made pursuant to the provisions in Section B.7 below.

Any such actions taken without the required consent or affirmative vote of the holders of the Series C Preferred Stock shall be void ab initio.

                  (e) Special Meetings. Notwithstanding anything to the contrary contained in the Bylaws of the Corporation, (i) any two directors; (ii) the holders of at least 50% of the Series A Preferred Stock then outstanding; or (iii) the holders of at least 50% of the Series B Preferred Stock then outstanding, shall be entitled to call a special meeting of the Board.

                  (f) Election of Directors. The holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect one director of the Corporation (the "SERIES A DESIGNEE"). The holders of the Series B Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect two directors of the Corporation (the "SERIES B DESIGNEES"). The holders of the Common Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect four directors of the Corporation (the "COMMON DIRECTORS"), one of which Common Directors shall be the Corporation's Chief Executive Officer.

            5. Optional Conversion. The holders of shares of Series A, B and C Preferred Stock shall have conversion rights as follows (the "CONVERSION RIGHTS"):

                  (a) Right to Convert. Each share of Series A, B and C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Purchase Price for such Series A, B or C Preferred Stock (as the case may be) by the applicable Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A, B or C Preferred Stock without payment of additional consideration by the holder thereof (the "CONVERSION PRICE") shall initially be the Original Purchase Price for such Series A, B or C Preferred Stock (as the case may be). Such initial applicable Conversion Price, and the rate at which shares of Series A, B and C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a Liquidation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of shares of Series A, B or C Preferred Stock.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the shares of Series A, B or C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. Whether or not a holder would otherwise be entitled to a fractional share shall be determined on the basis of the total number of shares of Series A, B and C Preferred Stock the holder is at the time converting into shares of Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (c) Mechanics of Conversion.

                        (i) In order for a holder of shares of Series A, B and/or C Preferred Stock to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the ownership of such shares at the office of the transfer agent for the shares of Series A, B or C Preferred Stock (as the case may be), or at the principal office of the Corporation if the Corporation serves as its own transfer agent, together with written notice that such holder elects to convert all or any number of the shares of Series A, B or C

Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney-in-fact duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "CONVERSION DATE"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of shares of Series A, B or C Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash or good check in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, B or C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Other than as set forth in Section B.6 below, if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), the conversion may, at the option of any holder rendering shares of Series A, B or C Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person entitled to receive the Common Stock issuable upon such conversion of the shares of Series A, B or C Preferred Stock shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                        (ii) The Corporation shall, at all times when any shares of Series A, B or C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series A, B and C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A, B and C Preferred Stock. Before taking any action that would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the shares of Series A, B or C Preferred Stock (as the case may be), the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted applicable Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall nor be sufficient to effect the conversion of all then outstanding shares of Series A, B and C Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Series A, B and C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                        (iii) Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for, nor shall any payment be made of, any declared and unpaid dividends on the shares of Series A, B or C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                        (iv) All shares of Series A, B and C Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A, B or C Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time make such appropriate action as may be necessary to eliminate the authorized Series A, B and/or C Preferred Stock, or reduce the authorized number thereof as may be appropriate accordingly.

                  (d) Adjustments to Applicable Conversion Prices for Diluting
Issues:

                        (i) Special Definitions. For purposes of this Section B.5(d), the following definitions shall apply:

                              (A) "OPTION" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below) or restricted stock, excluding options granted to or shares of restricted stock acquired by employees, directors, consultants or advisors of the Corporation, up to an aggregate amount (including options granted prior to the date hereof) of 3,476,190 shares, pursuant to an option plan or other compensation arrangement adopted by the Board, with the affirmative vote of each of the Series A Designee and the Series B Designees and any shares issued upon exercise of such options (such excluded options and shares, the "RESERVED OPTION SHARES").

                              (B) "CONVERTIBLE SECURITIES" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                              (C) "ADDITIONAL SHARES OF COMMON STOCK" shall mean
all shares of Common Stock issued (including the sale of shares of Common Stock held as treasury stock and shares deemed to be issued pursuant to Section B.5(d)(iii) below) by the Corporation after the Series C Original Issue Date, other than:

                                    (I) shares of Common Stock issued or
      issuable upon conversion of shares of Series A, B and C Preferred Stock;

                                    (II) shares of Common Stock issued or
      issuable as a dividend or distribution on Series A, B and C Preferred
      Stock;

                                    (III) the Reserved Option Shares;

                                    (IV) shares of Common Stock issued or
      issuable upon exercise of warrants or other securities issued or issuable to equipment lessors, banks or similar institutional credit financing sources, or to holders of Series A, B and C Preferred Stock in respect of obtaining guaranties for such debt financing, or to third parties in connection with acquisitions or strategic alliances, in each such case, if the issuance in question has obtained the consent of the Board; and

                                    (V) securities issued or issuable by reason
      of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), (III) and (IV) or this clause
      (V).

                        (ii) No Adjustment of Applicable Conversion Prices. No adjustment in the number of shares of Common Stock into which the shares of Series A, B and C Preferred Stock are convertible shall be made, by adjustment in the applicable Conversion Price thereof pursuant to Section B.5(d)(iv) hereof, unless the consideration per share (determined pursuant to Section B.5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

                        (iii) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                              (A) no further adjustment in the applicable
Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the applicable Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding; and

                              (B) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided that no readjustment pursuant to this clause
(B) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (1) the applicable Conversion Price on the original adjustment date, or (2) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                        (iv) Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B.5(d)(iii)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest hundredth of a cent) computed using the following formula:

                   Adjusted Conversion Price = CP x Q1+(NP/CP)
                                                    ----------
                                                        Q2

Where: Q1 = the number of outstanding shares of Common Stock outstanding immediately prior to the issuance of the Additional Shares of Common Stock;

       Q2 = the number of outstanding shares of Common Stock outstanding immediately after the issuance of the Additional Shares of Common Stock;

       NP = the aggregate net proceeds received by the Corporation as consideration for the issuance of such Additional Shares of Common Stock; and

       CP = the applicable Conversion Price in effect immediately prior to the issuance of the Additional Shares of Common Stock.

For the purpose of this Section B.5(d)(iv), (I) all shares of Common Stock issuable upon conversion of shares of Series A, B and C Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (II) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section B.5(d)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                        (v) Determination of Consideration. For purposes of this Section B.5(d), the net proceeds received by the Corporation as consideration for the issuance of Additional Shares of Common Stock shall be computed as follows:

                              (A) Cash and Property. Such consideration shall:

                                    (I) insofar as it consists of cash, be
      computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Corporation in connection with such issue or sale;

                                    (II) insofar as it consists of property
      other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                                    (III) in the event Additional Shares of
      Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board.

                              (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section B.5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (I) the total amount, if any, received or
      receivable by the Corporation as consideration for the grant or issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (II) the maximum number of shares of Common
      Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                        (vi) Adjustment for Combinations or Consolidation of Common Stock. If, at any time after the Series C Original Issue Date, the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the applicable Conversion Price shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Series A, B and C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                        (vii) Adjustment for Stock Dividends, Splits, etc. If the Corporation shall at any time after the Series C Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A, B and C Preferred Stock shall be increased in proportion to such increase in outstanding shares; provided, however, that the applicable Conversion Price shall not be decreased at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                        (viii) Adjustment for Merger or Reorganization, etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section B.5 and other than a consolidation, merger or sale which is treated as a Liquidation pursuant to Section B.3), each share of Series A, B and C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Series A, B and C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth in this Section B.5 with respect to the rights and interest thereafter of the holders of the shares of Series A, B and C Preferred Stock, to the end that the provisions set forth in this Section B.5 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Series A, B and C Preferred Stock.

                  (e) No Impairment. The Corporation will not, by amendment of this Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all of the provisions of this Section B.5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the shares of Series A, B and C Preferred Stock against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section B.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A, B and C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A, B and C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of the shares of Series A, B and C Preferred Stock (as the case may be).

                  (g) Notice of Record Date. In the event:

                        (i) that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                        (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                        (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                        (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A, B and C Preferred Stock, and shall cause to be mailed to the holders of the Series A, B and C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least 10 days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating:

                              (A) the record date of such dividend,
distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                              (B) the date on which such reclassification,
consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

            6. Automatic Conversion.

                  (a) Preferred Stock. In the event a registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Corporation is declared effective in which the per share price is at least $4.854 (subject to Adjustment) and the gross proceeds, after deduction for underwriter commissions and expenses related to the gross proceeds, to the Corporation are at least $25,000,000, then effective upon the closing of the sale of such shares of Common Stock by the Corporation pursuant to such registration statement, all outstanding shares of Series A, B and C Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in Section B.5 herein, at the then effective applicable Conversion Price (subject to Adjustment).

                  (b) Elective Conversion. Upon the consent of the holders of 60% or more of the issued and outstanding shares of Series A Preferred Stock, all outstanding shares of Series A Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in Section B.5 herein, at the then effective applicable Conversion Price (subject to Adjustment). Upon the consent of the holders of 75% or more of the issued and outstanding shares of Series B Preferred Stock, all outstanding shares of Series B Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in Section B.5 herein, at the then effective applicable Conversion Price (subject to Adjustment). Upon the consent of the holders of 75% or more of the issued and outstanding shares of Series C Preferred Stock, all outstanding shares of Series C Preferred Stock shall automatically convert to shares of Common Stock in the manner provided in Section B.5 herein, at the then effective applicable Conversion Price (subject to Adjustment).

                  (c) No Further Action. In the case of an automatic conversion pursuant to this Section B.6, the outstanding shares of Series A, B and C Preferred Stock (as the case may be) shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A, B and C Preferred Stock (as the case may be) are delivered either to the Corporation or any transfer agent of the Corporation.

                  (d) Stock Certificates. All certificates evidencing shares of Series A, B and C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series A, B and C Preferred represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series A, B and C Preferred Stock accordingly.

            7. Redemption.

                  (a) Redemption of Series A Preferred Stock.

                        (i) At any time following the sixth anniversary of the Series A Original Issue Date, upon receipt of a written request of the holders of not less than 60% of the then outstanding shares of Series A Preferred Stock (the date that such notice is given shall be referred to herein as the "SERIES A REDEMPTION NOTICE DATE"), the Corporation shall, within 60 days of the Series A Redemption Notice Date (the "SERIES A REDEMPTION DATE"), redeem all shares of Series A Preferred Stock (such redeemed shares being referred to as the "SERIES A REDEMPTION SHARES") at a price equal to the Series A Original Purchase Price (subject to Adjustment) plus all accrued and unpaid dividends (the "SERIES A REDEMPTION AMOUNT"). On or prior to the Series A Redemption Date, the Corporation shall deliver to each such holder the Series A Redemption Amount for each share of Series A Preferred Stock to be sold to the Corporation in accordance with Section B.7(f) below.

                        (ii) In the event of a request made by the holders of Series A Preferred Stock pursuant to Section B.7(a)(i) above, each holder of Series A Preferred Stock shall surrender his, her or its certificate or certificates representing the Series A Redemption Shares to the Corporation. From and after the Series A Redemption Date and the holders' receipt of the Series A Redemption Amount, all rights of each holder with respect to such Series A Redemption Shares shall cease and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such Series A Redemption Shares shall not be reissued, and the

Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                  (b) Redemption of Series B Preferred Stock.

                        (i) Following receipt of a written request of the holders of not less than 75% of the then outstanding shares of Series B Preferred Stock given at any time after October 20, 2005 (the date that such notice is given shall be referred to herein as the "SERIES B REDEMPTION NOTICE DATE"), the Corporation shall redeem all shares of Series B Preferred Stock requested by such holders to be redeemed (such redeemed shares being referred to as the "SERIES B REDEMPTION SHARES") as follows: (A) all Series B Redemption Shares with an Original Issue Date of January 1, 2003 or earlier shall be redeemed on a date selected by the Corporation that is not more than 60 days after the Series B Redemption Notice Date, and (B) all Series B Redemption Shares with an Original Issue Date later than January 1, 2003 shall be redeemed on a date selected by the Corporation that is within the later of (i) 60 days of the Series B Redemption Notice Date or (ii) the fifth anniversary of the respective Original Issue Date for such Series B Redemption Shares. Each such date that the Corporation selects shall be referred to herein as a "SERIES B REDEMPTION DATE." On or prior to a Series B Redemption Date, the Corporation shall deliver to each holder of Series B Redemption Shares to be redeemed on such date the Series B Original Purchase Price (subject to Adjustment) plus all accrued and unpaid dividends through the date of redemption, for each Series B Redemption Shares to be redeemed by the Corporation on such Series B Redemption Date (the "SERIES B REDEMPTION AMOUNT"). The Series B Redemption Amount shall be paid in accordance with Section B.7(f) below.

                        (ii) Upon redemption of the Series B Redeemed Shares pursuant to Section B.7(b)(i) above, each holder of Series B Preferred Stock so redeemed shall surrender his, her or its certificate or certificates representing the Series B Redemption Shares to the Corporation. From and after a Series B Redemption Date and a holder's receipt of the applicable Series B Redemption Amount, all rights of such holder with respect to the Series B Preferred Stock redeemed on or before the applicable Series B Redemption Date shall cease and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such redeemed shares of Series B Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series B Preferred Stock accordingly.

                  (c) Redemption of Series C Preferred Stock.

                        (i) At any time following the fifth anniversary of the Series C Original Issue Date, upon receipt of a written request of the holders of not less than 75% of the then outstanding shares of Series C Preferred Stock (the date that such notice is given shall be referred to herein as the "SERIES C REDEMPTION NOTICE DATE"), the Corporation shall, within 60 days of the Series C Redemption Notice Date (the "SERIES C REDEMPTION DATE"), redeem all shares of Series C Preferred Stock requested by such holders to be redeemed (such redeemed shares being referred to as the "SERIES C REDEMPTION SHARES") at a price equal to the Series C Original Purchase Price (subject to Adjustment) plus all accrued and unpaid dividends (the "SERIES C REDEMPTION AMOUNT"). On or prior to the Series C Redemption Date, the Corporation shall deliver to each such holder the Series C Redemption Amount for each share of Series C Preferred Stock to be sold to the Corporation in accordance with Section B.7(f) below.

                        (ii) Upon redemption of the Series C Redeemed Shares pursuant to Section B.7(c)(i) above, each holder of Series C Preferred Stock so redeemed shall surrender his, her or its certificate or certificates representing the Series C Redemption Shares to the Corporation. From and after a Series C Redemption Date and a holder's receipt of the applicable Series C Redemption Amount, all rights of such holder with respect to the Series C Preferred Stock redeemed on or before the applicable Series C Redemption Date shall cease and such shares shall not be deemed to be outstanding for any purpose whatsoever. Such redeemed shares of Series C Preferred Stock shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series C Preferred Stock accordingly.

                  (d) Determination of Legally Available Funds. For the purpose of determining whether funds are legally available for redemption of shares of Series A, B and C Preferred Stock as provided herein, the Corporation shall value its assets at the highest amount permissible under applicable law and generally accepted accounting principles, as determined by the Board and the Corporation's accountants. If on any date on which shares of Series A, B and/or C Preferred Stock are to be redeemed funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series A, B and/or C Preferred Stock (as the case may be) required to be redeemed as provided herein on such date or within 45 days thereafter, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series A, B and/or C Preferred Stock held by each holder of Series A, B and/or C Preferred Stock (as the case may be) then electing redemption of its shares as provided herein. The redemption requirements provided herein shall be continuous, so that if on any date such requirement shall not be fully discharged, without further action by any holder of Series A, B and/or C Preferred Stock, funds legally available shall be applied therefor in the order in which such redemption requirements arise until such requirements are fully discharged.

                  (e) Payment Rights of Preferred.

                        (i) If (A) the Corporation makes payment on account of a redemption pursuant to this Section B.7, (B) at any time during the 60-day period between the Series A Redemption Notice Date and the Series A Redemption Date, there is a sale of the Corporation or public offering involving the Corporation as described in Section B.6(a) hereof and (C) the price per share that a holder of redeemed shares of Series A Preferred Stock would have received in such sale transaction or public offering had such redeemed shares remained outstanding at the time of such event is higher than the redemption price per share calculated in accordance with Section B.7 then the holder of such redeemed shares of Series A Preferred Stock shall be entitled to receive such higher price per share for all shares of Series A Preferred Stock redeemed.

                        (ii) If (A) the Corporation makes payment on account of a redemption pursuant to this Section B.7, (B) at any time during the period between the Series B Redemption Notice Date and a Series B Redemption Date, there is a sale of the Corporation or public offering involving the Corporation as described in Section B.6(a) hereof and (C) the price per share that a holder of redeemed shares of Series B Preferred Stock would have received in such sale transaction or public offering had such redeemed shares remained outstanding at the time of such event is higher than the redemption price per share calculated in accordance with Section B.7, then the holder of such redeemed shares of Series B Preferred Stock shall be entitled to receive such higher price per share for all shares of Series B Preferred Stock redeemed.

                        (iii) If (A) the Corporation makes payment on account of a redemption pursuant to this Section B.7, (B) at any time during the period between the Series C Redemption Notice Date and a Series C Redemption Date, there is a sale of the Corporation or public offering involving the Corporation as described in Section B.6(a) hereof and (C) the price per share that a holder of redeemed shares of Series C Preferred Stock would have received in such sale transaction or public offering had such redeemed shares remained outstanding at the time of such event is higher than the redemption price per share calculated in accordance with Section B.7, then the holder of such redeemed shares of Series C Preferred Stock shall be entitled to receive such higher price per share for all shares of Series C Preferred Stock redeemed.

                        (f) The Corporation shall pay all of the applicable Redemption Amount by issuing to the holders of shares of Series A, B or C Preferred Stock (as the case may be), promissory notes in form and substance reasonably satisfactory to the holders receiving such notes (the "REDEMPTION NOTES"). The principal amount of the Redemption Notes will be payable in eight equal quarterly installments beginning on the last day of the first full calendar quarter following the Series A Redemption Date, a Series B Redemption Date or a Series C Redemption Date (as the case may be). The Redemption Notes will be pre-payable at the Corporation's option at any time without penalty or premium.

                                    ARTICLE V

      Board of Directors. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

            1. The Corporation shall not, without first obtaining the written consent or affirmative votes of the holders of 60% of the then outstanding shares of Series A Preferred Stock and the holders of 75% of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting, as the case may be, separately as a class, increase or decrease the number of directors constituting the Board to a number other than seven;

            2. Election of directors need not be by written ballot; and

            3. The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation subject to the provisions of Article IV, Section B.4 hereof.

                                   ARTICLE VI

      Limitation on Liability. No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "DGCL") or (iv) for any transaction from which the director derived an improper personal benefit.

      If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article VI.

      Any repeal of or amendment to this Article VI shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment.

                                   ARTICLE VII

      Indemnification. To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

      The Corporation shall advance expenses (including attorneys' fees) incurred by a director or officer in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board deems appropriate.

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

                                  ARTICLE VIII

      Amendment. Subject to the provisions of Article IV, Section B.4(b) hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter, in the manner now or hereafter prescribed by statute and this Charter, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 *  *  *  *

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